UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

PULMONX CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-39562	77-0424412
(State or Other Jurisdiction		(Commission File Number)	(IRS Employer
of Incorporation)			Identification No.)
700 Chesapeake Drive
Redwood City,	CA		94063
(Address of Principal Executive Offices)			(Zip Code)
(650)364-0400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LUNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Directors

Effective as of July 29, 2021, the Company’s Board of Directors (the “Board”) appointed Ms. Alissa Hsu Lynch and Ms. Tiffany Sullivan and to serve as Class I directors of the Board. Class I directors serve until the 2024 annual meeting of stockholders. Ms. Lynch will serve as a member of the Audit Committee and Ms. Sullivan will serve as a member of the Nominating and Corporate Governance Committee. There is no arrangement or understanding between Ms. Lynch or Ms. Sullivan and us, or any other person, pursuant to which they were appointed as directors.

Each of Ms. Lynch and Ms. Sullivan will receive compensation consistent with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), which provides as follows: Annual cash compensation of $40,000 for service on the Board. Ms. Lynch will also receive an annual service fee of $10,000 for service on the Audit Committee and Ms. Sullivan will receive an annual service fee of $5,000 for service on the Nominating and Corporate Governance Committee. In addition, pursuant to the Non-Employee Director Compensation Policy, Ms. Lynch and Ms. Sullivan (a) will be granted a restricted stock unit award with a fair value of $180,000, pursuant to which one third of the restricted stock units will vest on each of the three succeeding anniversaries of the date of grant; and (b) at the Company’s quarterly granting date following each annual meeting of stockholders commencing with the 2022 annual meeting of stockholders, they will each will be granted a separate equity grant for a fair value of $120,000, consisting of restricted stock units that vest 100% on the earlier of (i) one year from the date of grant or (ii) the date of the Company’s annual meeting of stockholders for the year subsequent to the year such grant is made. Further, each of Ms. Lynch and Ms. Sullivan will enter into the Company’s standard form of indemnification agreement providing for indemnification, subject to certain limitations, by the Company in connection with their service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulmonx Corporation

Dated: August 2, 2021

By:	/s/Derrick Sung
Derrick Sung, Ph.D.
Chief Financial Officer